UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-819881	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Perimeter Center North, Suite 600 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

(800) 261-0240

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PAYA	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	PAYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On June 25, 2021, Paya Holdings III, LLC, as Parent borrower, Paya, Inc., as borrower (together, the “Borrowers”), Paya Holdings II, LLC, as Holdings (“Holdings”), each a wholly-owned subsidiary of Paya Holdings Inc. (the “Company”), entered into a new senior secured credit agreement (the “Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and L/C issuer (the “Agent”), and the other lenders and L/C issuers party thereto. The Credit Agreement governs new senior secured credit facilities (the “Senior Secured Credit Facilities”), consisting of a $250.0 million senior secured term loan facility (the “Term Loan”) and a $45.0 million senior secured revolving credit facility (the “Revolver”). The Revolver includes borrowing capacity available for letters of credit. Any issuance of letters of credit will reduce the amount available under the Revolver.

The proceeds from the Term Loan will be used (1) to repay, in full, the outstanding loans under the Credit Agreement, dated as of August 1, 2017, among Holdings, the Borrowers, the financial institutions from time to time party thereto as lenders, and Antares Capital LP, as administrative agent (as amended from time to time, the “Existing Credit Agreement”), permanently terminate all commitments thereunder, release and terminate all liens securing such Existing Credit Agreement, and discharge all guarantees thereunder, (2) to pay certain fees and expenses incurred in connection with the Credit Agreement and the repayment of the Existing Credit Agreement, and (3) for working capital and general corporate purposes (including capital expenditures and acquisitions permitted thereunder). At closing of the Credit Agreement, the Revolver was undrawn.

The Term Loan has a seven-year maturity and the Revolver has a five-year maturity. The Credit Agreement provides that the Company may make one or more offers to the lenders, and consummate transactions with individual lenders that accept the terms contained in such offers, to extend the maturity date of the lender’s term loans and/or revolving commitments, subject to certain conditions, and any extended term loans or revolving commitments will constitute a separate class of term loans or revolving commitments.

All of the Company’s obligations under the Senior Secured Credit Facilities are guaranteed by the subsidiary guarantors named therein. In addition, the obligations under the Senior Secured Credit Facilities are secured by a pledge of 100% of the capital stock of certain domestic subsidiaries owned by the Holdings and a security interest in substantially all of the Company’s and the guarantors’ tangible and intangible assets.

At the Company’s option, the Company may request an increase of the commitments under the Revolver or the Term Loan or may add one or more new term loan facilities or revolving credit facilities (collectively, the “Incremental Borrowings”) in an aggregate amount not to exceed the sum of (x) the greater of $61 million and 100% of consolidated EBITDA (as defined in the Credit Agreement) plus (y) unused amounts under the Credit Agreement’s general indebtedness basket, so long as certain conditions, including a consolidated first lien net leverage ratio (as defined in the Credit Agreement) of not more than 4.25 to 1.00 (on a pari passu basis) or 5.00 to 1.00 (on a junior basis), in each case on a pro forma basis, is satisfied.

Borrowings under the Senior Secured Credit Facilities bear interest, equal to (i) an ABR rate equal to the greater of (a) the prime rate announced by the Agent or the highest interest rate published by the Federal Reserve Board as the “bank prime loan” rate, (b) the Federal Reserve Bank of New York rate plus 0.5% per annum, and (c) the Eurodollar rate for an interest period of one-month beginning on such day plus 100 basis points, plus 2.25% (provided that the Eurodollar rate applicable to the Term Loan shall not be less than 0.75% per annum); or (ii) the Eurodollar rate (provided that the Eurodollar rate applicable to the Term Loan shall not be less than 0.75% per annum), plus 3.25% . The Company is also required to pay an unused commitment fee to the lenders under the Revolver equal to 0.50% with step-downs to 0.375% and 0.250% when the Company’s consolidated first lien net leverage ratio is less than or equal to 3.75 to 1.00 and 3.25 to 1.00, respectively. The Company must also pay customary letter of credit fees, including a fronting fee as well as administration fees.

Commencing December 31, 2021, the Borrowers are required to repay the Term Loan portion of the Senior Secured Credit Facilities in quarterly principal installments equal to 0.25% of the aggregate principal amount outstanding thereunder, with the balance payable at maturity.

The Credit Agreement contains a financial covenant that requires Holdings to maintain at the end of each fiscal quarter, commencing with the quarter ending December 31, 2021, a consolidated first lien net leverage ratio of not more than 6.50 to 1.00 but solely to the extent that the aggregate amount under letters of credit and loans outstanding under the Revolver exceeds 35% of the aggregate amount of all revolving commitments.

The Credit Agreement also contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Holdings and its subsidiaries to: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) sell assets; (v) pay dividends and distributions or repurchase the Company’s capital stock; and (vi) change their fiscal year. The Credit Agreement contains customary affirmative covenants and events of default.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated into this Item 1.02 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 25, 2021, by and among Paya Holdings III, LLC, as Parent borrower, Paya, Inc., as borrower, Paya Holdings II, LLC, as Holdings, Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and L/C issuer, and the other lenders and L/C issuers party thereto.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYA HOLDINGS INC.

Date: June 28, 2021	By:	/s/ Glenn Renzulli
	Name:	Glenn Renzulli
	Title:	Chief Financial Officer

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